UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:(773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2007, Cobra Electronics Corporation (the “Company”) entered into a Waiver and Amendment No. 1 (the “Amendment”) to the Amended and Restated Loan and Security Agreement (the “Loan Agreement”), dated as of October 19, 2006, among the Company, LaSalle Bank National Association (the “Agent”) and the lenders (the “Lenders”) party thereto. Pursuant to the Amendment, the Agent and the Lenders waived prior breaches by the Company of Section 14(b) of the Loan Agreement for the fiscal quarter ended June 30, 2007. In addition, the Amendment amends and restates certain definitions and covenants contained in the Loan Agreement relating to (i) the total debt to EBITDA ratio to be maintained by the Company as of the end of each fiscal quarter and (ii) the fixed charge coverage ratio to be maintained by the Company as of the end of each fiscal quarter. In addition, the Amendment provides that the Company is required to have excess availability under the Loan Agreement of not less than $5,000,000 at all times. The Amendment also amends the margins used to calculate the interest rate applicable to borrowings under the Loan Agreement.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 26, 2007, John S. Lupo was elected to the Board of Directors of the Company. He was elected as a Class I director for a term ending on the date of the Company’s 2008 Annual Meeting of Shareholders. The Board of Directors has determined that Mr. Lupo is an independent director within the meaning of the listing standards of the NASDAQ Stock Market. Mr. Lupo has not been elected to serve on any committees of the board at this time. There were no arrangements or understandings between Mr. Lupo and any other persons pursuant to which Mr. Lupo was selected to serve as a director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Lupo that are required to be disclosed under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Mr. Lupo is a party or in which he participates that have been entered into or amended in connection with his election to the board.

A copy of the press release dated July 26, 2007 announcing Mr. Lupo’s election to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10.1	Waiver and Amendment No. 1 to the Amended and Restated Loan and Security Agreement

99.1	Press release dated July 26, 2007 issued by Cobra Electronics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Name:	Michael Smith
Title:	Senior Vice President and Chief Financial Officer

Date: August 1, 2007

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10.1	Waiver and Amendment No. 1 to the Amended and Restated Loan and Security Agreement

99.1	Press release dated July 26, 2007 issued by Cobra Electronics Corporation